Exhibit 99.1

Polypore International, Inc.

The Gibson Building
11430 N. Community House Rd, Suite 350
Charlotte, NC 28277
Tel: (704) 587-8886
investorrelations@polypore.net
www.polypore.net

FOR IMMEDIATE RELEASE

Polypore Receives Favorable Ruling On Preliminary Injunction Against LG Chem, Ltd.

CHARLOTTE, N.C. — July 21, 2014 — Polypore International, Inc. (NYSE: PPO), announced today that the United States District Court for the Western District of North Carolina has granted a motion by Celgard, LLC (“Celgard”), a subsidiary of Polypore International, Inc., for a preliminary injunction against LG Chem, Ltd. and LG Chem America, Inc. (collectively “LG”). The judge’s order granting the injunction is currently under seal; portions of the order may be released in the future at the court’s discretion.

Celgard had requested a preliminary injunction to prohibit the importation, sale or offer for sale in the United States and inducement of others to use, sell or offer for sale lithium-ion batteries, including batteries used in electric drive vehicles and consumer electronics, which contain LG’s ceramic coated lithium-ion battery separator, until a full trial on the matter is concluded. The lawsuit and motion for injunction are based on Celgard’s assertion that LG infringes Celgard’s patent (United States Patent No. 6,432,586), which claims ceramic composite layer lithium-ion battery separators first developed by Celgard for high-energy rechargeable lithium-ion batteries.

About Polypore International, Inc.

Polypore International, Inc. is a global high technology filtration company specializing in microporous membranes. Polypore’s flat sheet and hollow fiber membranes are used in specialized applications that require the removal or separation of various materials from liquids, primarily in the ultrafiltration and microfiltration markets. Based in Charlotte, N.C., Polypore International, Inc. is a market leader with manufacturing facilities or sales offices in nine countries serving six continents. See www.polypore.net.

Forward-Looking Statements

This release contains statements that are forward-looking in nature. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include the following: the highly competitive nature of the markets in which we sell our products; the failure to continue to develop innovative products;

the loss of our customers; the vertical integration by our customers of the production of our products into their own manufacturing processes; increases in prices for raw materials or the loss of key supplier contracts; our substantial indebtedness; interest rate risk related to our variable rate indebtedness; our inability to generate cash; restrictions contained in our senior secured credit agreement; employee slowdowns, strikes or similar actions; product liability claims exposure; risks in connection with our operations outside the United States, including compliance with applicable anti-corruption laws; the incurrence of substantial costs to comply with, or as a result of violations of, or liabilities under environmental laws; the failure to protect our intellectual property; the loss of senior management; the incurrence of additional debt, contingent liabilities and expenses in connection with future acquisitions; the failure to effectively integrate newly acquired operations; lithium market demand not materializing as anticipated; the absence of expected returns from the intangible assets we have recorded; and natural disasters, epidemics, terrorist acts and other events beyond our control. Additional information concerning these and other important factors can be found in the “Risk Factors” section of our most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release. Polypore expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Polypore’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

CONTACT:
Polypore International, Inc.
Paul Clegg

Investor Relations
(704) 587-8886
investorrelations@polypore.net

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